QuickLinks -- Click here to rapidly navigate through this document

        Exhibit 10.4

GUARANTEE

GUARANTEE AGREEMENT made the 18th day of October, 2002 by MAGNA ENTERTAINMENT CORP., a corporation incorporated under the laws of the State of Delaware (the "Guarantor") to and in favour of CHARLES JURAVINSKI and MARGARET JURAVINSKI, on joint account, with right of survivorship, of the City of Hamilton, in the Province of Ontario (collectively, the "Creditor").

RECITALS:

  A.
  Pursuant to a share purchase agreement made as of February 5, 2002 among the Creditor, Flamboro Downs Holdings Limited, Flamboro Downs Limited and 1180554 Ontario Limited ("1180554") (the "Original Share Purchase Agreement"), the Creditor agreed to sell, assign and transfer to 1180554 and 1180554 agreed to purchase the Purchased Shares and the Business of the Acquired Companies and the property and assets owned or leased by the Acquired Companies, all as more particularly defined and set forth in the Original Share Purchase Agreement;

  B.
  The Original Share Purchase Agreement was amended by an amending agreement among the parties dated March 15, 2002 (the "First Amending Agreement"), an amending agreement among the parties dated March 28, 2002 (the "Second Amending Agreement"), and a waiver, acknowledgment and amending agreement among the parties made as of May 3, 2002 (the "Third Amending Agreement");

  C.
  The Original Share Purchase Agreement was further amended by an acknowledgement and amending agreement made as of June 4, 2002 among the parties to the Original Share Purchase Agreement and Ontario Racing Inc. (the "Purchaser") and the Guarantor (the "Fourth Amending Agreement"), and a letter amending agreement dated October 9, 2002 (the "Fifth Amending Agreement"), (the Original Share Purchase Agreement, as so amended by the First Amending Agreement, the Second Amending Agreement, the Third Amending Agreement, the Fourth Amending Agreement, and the Fifth Amending Agreement is hereinafter referred to as the "Share Purchase Agreement");

  D.
  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Share Purchase Agreement.

  E.
  Pursuant to the Share Purchase Agreement, a portion of the Purchase Price for the Purchased Shares was satisfied on Closing by delivery by the Purchaser to the Creditor of a promissory note dated the 18th day of October, 2002 (the "Promissory Note");

  F.
  Pursuant to the Share Purchase Agreement and the Promissory Note, the Guarantor is required to unconditionally guarantee the due and punctual payment and performance of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Purchaser to the Creditor arising out of or relating to the Promissory Note;

  G.
  Accordingly, the Guarantor enters into this Guarantee Agreement for the purpose of unconditionally guaranteeing the due and punctual payment and performance of the obligations of the Purchaser to and in favour of the Creditor;

NOW THEREFORE IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration as set out in the Share Purchase Agreement, the receipt and sufficiency of which are acknowledged, the Guarantor agrees with the Creditor as follows:

1.     Guaranteed Obligations

The Guarantor irrevocably and unconditionally guarantees the due and punctual payment and performance of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Purchaser to the Creditor arising out of or relating to the Promissory Note, as amended, modified, supplemented, restated or replaced from time to time, including all reasonable legal and other costs, charges and expenses payable thereunder (collectively, the "Guaranteed Obligations"); and if the Purchaser shall at any time fail to fully and faithfully perform and discharge the Guaranteed Obligations, the Guarantor shall itself perform and discharge the Guaranteed Obligations. The foregoing covenant and obligation of the Guarantor is absolute, present and continuing and is in no way conditional or contingent on any event, circumstance, action or omission which might in any way discharge a guarantor or surety.

2.     Right to Immediate Payment

The Creditor shall not be bound to seek or exhaust its recourse against the Purchaser or any other persons or to realize on any security it may hold in respect of the Guaranteed Obligations before being entitled to payment from the Guarantor under this Agreement and the Guarantor renounces all benefits of discussion and division.

3.     Payment on Demand

The liability of the Guarantor shall be payable immediately upon written demand showing evidence that the Purchaser is in default under the Promissory Note and such demand shall be conclusively deemed to have been effectually made and given when an envelope containing such demand, addressed to the Guarantor at the address of the Guarantor set out below, or at such other address as the Guarantor may from time to time designate to the Creditor in writing, is posted by registered mail, postage prepaid, or delivered to the Guarantor.

        Address of Guarantor:

        337 Magna Drive

        Aurora, Ont.

        L4G 7K2

        Attention: General Counsel and Chief Executive Officer

4.     Statement of Accounts

Any account settled or stated by or between the Creditor and the Purchaser, or if any such account has not been so stated or settled prior to any demand for payment, any account stated by the Creditor shall, in the absence of manifest error, be accepted by the Guarantor as conclusive evidence that the amount of the Guaranteed Obligations so settled or stated is due and payable by the Purchaser to the Creditor.

5.     Liability Absolute

The liability of the Guarantor shall be absolute and unconditional irrespective of:

  (a)
  the invalidity, unenforceability or illegality, in whole or in part, of any agreements, instruments or other documents held by the Creditor to create, represent or evidence any Guaranteed Obligations;

  (b)
  any defence, counterclaim or right of set-off available to the Purchaser, save and except for such right or rights of set-off available to the Purchaser as specifically provided for in the Promissory Note;

  (c)
  any change in the name, objects, capital, constating documents or by-laws of the Purchaser;

  (d)
  any amalgamation, merger or re-organization of the Purchaser or, if a partnership, of the partnership, including, without limitation, by reason of the death, retirement or admission for membership of any partners (in which case this Agreement shall apply to the corporation or partnership, as the case may be, resulting or continuing therefrom); or

  (e)
  any other circumstance which might otherwise constitute, in whole or in part, a defence available to, or a discharge of, the Guarantor, the Purchaser or any other persons, firms or corporations in respect of the Guaranteed Obligations or the liability of the Guarantor.

6.     Continuing Nature and Reinstatement

This Agreement is a continuing guarantee and shall apply to and secure payment of all Guaranteed Obligations and any ultimate unpaid balance thereof. This Agreement shall be reinstated if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Purchaser or for any other reason whatsoever, all as though such payment had not been made.

7.     Liquidation, Bankruptcy, etc.

In the event of any liquidation, winding up or bankruptcy of the Purchaser (whether voluntary or compulsory) or in the event that the Purchaser shall make a bulk sale of any of its assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme of arrangement, the Creditor shall have the right to rank in priority to the Guarantor for its claim in respect of the Guaranteed Obligations and to receive all dividends or other payments in respect thereof until its claim has been paid in full, all without prejudice to its claim against the Guarantor who shall continue to be liable for any remaining unpaid balance of the Guaranteed Obligations. In the event of any valuation or retention by the Creditor of any securities, such valuation or retention shall not, as between the Creditor and the Guarantor, be considered payment, satisfaction or reduction of any Guaranteed Obligations.

8.     Waiver of Subrogation Rights

In the event that the Creditor receives any payments on account of the liability of the Guarantor, the Guarantor shall not have, and waives to the extent required, all rights to claim repayment from or against the Purchaser and any other guarantors and all rights to be subrogated to any rights of the Creditor, until the Guaranteed Obligations have been paid in full.

9.     Entire Agreement

There are no representations, conditions, agreements or understandings with respect to this Agreement or affecting the liability of the Guarantor other than as set out or referred to in this Agreement, the Share Purchase Agreement, the Promissory Note and the collateral documents contained or described within the Promissory Note.

10.   Additional Security

This Agreement is in addition and without prejudice to any security of any kind (including, without limitation, any guarantees, whether or not in the same form as this Agreement) held by the Creditor.

11.   Further Assurances

The Guarantor shall from time to time upon the reasonable request of the Creditor, execute and deliver, under seal or otherwise, all such further agreements, instruments and documents and do all such further acts and things as the Creditor may reasonably require and as may be reasonably necessary to give effect to the transaction contemplated by this Agreement.

12.   Successors, Assigns and Governing Law

This Agreement shall enure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Guarantor and the Creditor and shall be governed by and construed in accordance with the laws of the Province of Ontario. The Guarantor irrevocably submits to the jurisdiction of the courts of Ontario in any action or proceeding arising out of or relating to this Agreement but nothing shall prevent the Creditor from enforcing this Agreement or any related judgment against the Guarantor in any other jurisdiction.

        SIGNED, SEALED AND DELIVERED at Toronto, Ontario, this 18th day of October, 2002.

MAGNA ENTERTAINMENT CORP.
Per:	Name: Edward C. Hannah Title: Vice-President and General Counsel
I have authority to bind the Corporation.

QuickLinks

GUARANTEE